EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ESCO Technologies Inc. (the "Company") on Form 10-Q for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, V. L. Richey, Jr., Chairman, Chief Executive Officer and President of the Company, and G. E. Muenster, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:           February 8, 2012
/s/ V.L. Richey, Jr. V.L. Richey, Jr. Chairman, Chief Executive Officer and President ESCO Technologies Inc.

/s/ G.E. Muenster G.E. Muenster Executive Vice President and Chief Financial Officer ESCO Technologies Inc.